SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[     ]      Preliminary Proxy Statement
[  X  ]      Definitive Proxy Statement
[     ]      Definitive Additional Materials
[     ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                Tower Tech, Inc.
                (Name of Registrant as Specified In Its Charter)

                                Tower Tech, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[  X  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
            or 14a-6(i)(3).
[     ]     $500 per each party to the controversy pursuant to Exchange Act
            Rule 14a-6(i)(3).
[     ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
            and 0-11.
               1) Title of each class of securities to which transaction applies:
                    n/a

               2)   Aggregate number of securities to which transaction applies:
                    n/a

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 n/a

               4)   Proposed maximum aggregate value of transaction:
                    n/a

     1* Set forth the amount on which the filing fee is calculated and state how it was determined.

[     ]    Check box if any part of the fee is offset as provided  by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:

                  2) Form, Schedule or Registration Statement No.:

                  3) Filing Party:

                                TOWER TECH, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 20, 1997



To the Stockholders of
Tower Tech, Inc.:


     The Annual Meeting of Stockholders of Tower Tech, Inc. (the "Company") will be held on May 20, 1997 at 10:00 a.m. (central daylight time), at the Company's offices which are located 2 miles east of Interstate 44 on Highway 62, Chickasha, Oklahoma. The items of business to be considered are:

     1. To elect four directors;

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 7, 1997 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.


     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                        By Order of the Board of Directors


                                        Harold Curtis, Chairman

April 8, 1997




                                TOWER TECH, INC.
                              Post Office Box 1838
                            Chickasha, Oklahoma 73023

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tower Tech, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on May 20, 1997 at 10:00 a.m. (central daylight time), at the Company's offices which are located 2 miles east of Interstate 44 on Highway 62, Chickasha, Oklahoma. The approximate date on which the Proxy Statement and enclosed form of proxy have been mailed to stockholders is April 8, 1997.

General Information

     Stockholders of record at the close of business on April 7, 1997 will be entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.001 per share (the "Common Stock"), held by them on such date at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be open for inspection by any stockholder at the offices of the Company during normal business hours for a period of at least ten business days before the Annual Meeting. On April 7, 1997, there were 3,370,368 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote in favor of the matters presented in this Proxy Statement, and as recommended by the Board of Directors with regard to all other matters. A stockholder may revoke his or her proxy at any time before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy will be suspended if the stockholder attends the Annual Meeting in person and requests to vote at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock entitled to vote as of the record date will constitute a quorum, and the affirmative vote of a majority of the shares represented at the meeting will be required to approve all of the proposals set forth herein. Directors will be elected by a plurality of the shares represented at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the meeting. An abstention from voting on a proposal will have the same effect as a vote against the proposal, and shares which do not vote will have no effect assuming a quorum is present at the meeting.

     The Board of Directors recommends that the stockholders vote for each of the nominees for director and each of the proposals presented in this Proxy Statement. The enclosed proxy is solicited on behalf of the Board of Directors.

Voting Securities and Principal Holders Thereof

     The following table sets forth certain information regarding beneficial ownership of the Company's voting securities by (i) each person who is known by the Company to own beneficially more than 5% of any class of the Company's voting securities, (ii) each director and nominee of the Company, (iii) the named Chief Executive Officer, and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law.

                                 Shares Beneficially       Percent of Class
                                       Owned
                                 -------------------       ----------------
Harold Curtis                           1,519,6642            45.1%
Route 2, Box 139
Chickasha, Oklahoma  73018
Randal K. Oberlag                            9,600              *
Route 2, Box 139
Chickasha, Oklahoma  73018
Leon A. Poag                                 7,000              *
Route 2, Box 139
Chickasha, Oklahoma  73018
Lincoln E. Whitaker                          2,000              *
Route 2, Box 139
Chickasha, Oklahoma  73018
Virginia Retirement System                 200,000             5.9%
120 Broadway
New York, New York  10271
Lancer Partners, L.P.                      187,500             5.6%
100 Wall Street
New York, New York  10005
All executive officers and directors      1,571,86             46.6%
as a group (8 persons)
_____________________________

*        Less than one percent.

     1 Includes (i) 361,921 shares of Common Stock which are owned directly by Carolyn Curtis, Mr. Curtis' wife, over which Mr. Curtis disclaims beneficial ownership, and (ii) 793,600 shares which are owned directly by the Curtis Family Limited Partnership, of which Mr. Curtis is the general partner.

                              ELECTION OF DIRECTORS

     The Board of Directors consists of four members. The Board of Directors has nominated Harold Curtis, Lincoln E. Whitaker, Randal K. Oberlag and Leon A. Poag to be elected at the Annual Meeting, each to serve for a term of one year until the next annual meeting of stockholders. Each of the nominees is presently a member of the Board, and each nominee has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, which is not anticipated, the persons named as proxies will vote the shares represented by all valid proxy cards for such substitute nominees as the Board of Directors recommends.

     Information concerning the nominees for director is set forth below, together with information concerning executive officers of the Company.

             Name          Age                                 Position
DIRECTOR NOMINEES
Harold Curtis              53      Chairman of the Board of Directors,
                                   Chief Executive Officer
Lincoln E. Whitaker        54      Director
Randal K. Oberlag          46      Director, Vice President and General Counsel
Leon A. Poag               66      Director
EXECUTIVE OFFICERS
Robert Brink               42      President
Charles D. Whitsitt        50      Chief Financial Officer and Treasurer
Lana Morgan                55      Secretary

     Harold Curtis is Chairman of the Board and Chief Executive Officer of the Company, positions he has held at various times since he founded the Company in 1984. Mr. Curtis also served as President of the Company from 1984 until October 1996. Before founding the Company, Mr. Curtis owned and operated Curtiscore, Inc., a plastic therma-forming company which he founded in 1981 and sold in 1984. From 1974 through January 1981, Mr. Curtis owned and operated Midwest Tower Services, Inc. in Chickasha, Oklahoma. Midwest Tower Services, Inc. performed cooling tower repairs, upgrades, rebuilds, maintenance and other services in the central, southwest and gulf coast regions of the United States. Mr. Curtis sold this company in January 1981. Mr. Curtis has been engaged in various aspects of the cooling tower industry since 1965.

     Lincoln E. Whitaker has served as a director of the Company since September 1993. Since 1985, Mr. Whitaker has been the president and a director of R&B Enterprises, Inc., a company located in Bethany, Oklahoma involved in mechanical equipment sales, sheet metal equipment sales, temperature control contracting and energy management contracting. Prior to this time, Mr. Whitaker was employed in various engineering and sales capacities with Carrier Corporation and Frick Company. Mr. Whitaker is an associate member of the American Society of Heating, Refrigeration and Air Conditioning Engineers. He holds a Bachelor of Science degree in mechanical engineering from the University of Oklahoma.

     Randal K. Oberlag has served as a director of the Company since September 1993. He joined the Company as Vice President and General Counsel in June 1994. From February 1991 until June 1994, Mr. Oberlag was self-employed as a consulting engineer with offices in Chickasha, Oklahoma and Little Rock, Arkansas. Mr. Oberlag was employed as an attorney and engineer by the Arkansas Department of Pollution Control and Ecology from October 1991 until June 1994. From 1978 until 1991, Mr. Oberlag was vice president and general counsel of ETC Engineers, a consulting engineering firm which he co-founded in 1978. From 1985 until February 1991, Mr. Oberlag was also president and general manager of Dhaka Construction, Inc., an industrial contractor. Mr. Oberlag is a registered professional engineer in Arkansas, Tennessee and Mississippi and is licensed to practice law in Arkansas. He has also served as president of the Arkansas section of the American Society of Civil Engineers. Mr. Oberlag received a Bachelor of Science degree in civil engineering from Columbia University in 1974 and has done graduate work in structural engineering and engineering mechanics at Columbia University. Mr. Oberlag holds a Bachelor of Arts degree in physics from Sentenary College of Louisiana and a Juris Doctor degree from the University of Arkansas at Little Rock.

     Leon A. Poag has been a director of the Company since April 1995. For more than the past five years, Mr. Poag has been a director and major stockholder of Poag Grain, Inc. in Chickasha, Oklahoma. Mr. Poag is also an advisory director of Pro-Ag Chem, Inc. in Chickasha and a director of First National Bank & Trust Company, Chickasha, Oklahoma. He is a member of and has held various offices with the Oklahoma Plant Food Educational Society, Inc., the Oklahoma Grain and Feed Association, the Chickasha Chamber of Commerce and various other civic and charitable organizations.

     Robert Brink became President of the Company in October 1996 after holding various sales management positions with the Company since 1995. From 1989 until he joined the Company, Mr. Brink was the owner of Government Finance Corporation, a public finance consulting firm which he founded. Prior to 1989, Mr. Brink held various management and sales positions with companies engaged in the public and private finance fields. Mr. Brink holds a Bachelor of Science degree from the Oral Roberts School of Business.

     Charles D. Whitsitt became Chief Financial Officer of the Company in August 1994 and was elected Treasurer in October 1996. From October 1990 until August 1994, he was the Vice President of Finance and Administration and the Chief Financial Officer of Best Video, Inc., a regional distributor of home videos and video games. Since 1979, Mr. Whitsitt has been a director and the secretary of Race Horses, Inc., the developer of Blue Ribbon Downs pari-mutual horse racing track in eastern Oklahoma. Mr. Whitsitt earned a Bachelor of Business Administration degree in Accounting from the University of Oklahoma in 1972 and is a Certified Public Accountant.

     Lana Morgan has served as secretary of the Company since 1988. Among other duties, Mrs. Morgan is responsible for the Company's general administration. She is administrative secretary to the Chief Executive Officer, assists the Chief Financial Officer and functions as general office manager.

     The Board met two times during fiscal 1996, and took written actions in lieu of meetings on nine occasions. All directors were present at meetings of the Board. The Company does not have a standing audit, nominating or compensation committee. There are no family relationships among any of the executive officers and directors of the Company.

     The Company pays a $300 meeting fee to directors and reimburses them for their expenses incurred in attending meetings.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of the Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and to provide copies of those reports to the Company. Based solely on the Company's review of the forms it has received, the Company believes that all of its officers and directors have complied with all filing requirements applicable to them with respect to transactions during 1996, except that Mr. Whitaker failed to file a Form 4 on three separate occasions and failed to timely file a Form 5 for the year.

                              CERTAIN TRANSACTIONS

     During 1993, Mr. and Mrs. Curtis leased to the Company the real property which is the Company's principal place of business in Chickasha, Oklahoma. The lease provided for a monthly rental of $9,200. At August 31, 1993, Mr. and Mrs. Curtis contributed to the Company $193,200 in accrued lease payments. The Company paid Mr. and Mrs. Curtis $27,600 in lease payments for the last three months of fiscal 1993. In February 1994, the Company purchased the real property from Mr. and Mrs. Curtis for $500,000, which was payable by the Company in 60 monthly installments of $9,017, including interest at the rate of 7.5% per annum. During 1994, the Company paid to Mr. and Mrs. Curtis lease payments of $27,600 and note payments of $81,153. In May 1995, the Company's indebtedness to Mr. and Mrs. Curtis in the amount of $350,000 was exchanged for 35,000 shares of Series B Preferred Stock. At November 30, 1995, the Company owed accrued dividends on the Series B Preferred Stock of $14,312 to Mr. and Mrs. Curtis. Also, the Company made advances to Mr. Curtis during 1995, of which $33,575 were outstanding at November 30, 1995. In February 1996, the Company paid all accrued dividends on the Series B Preferred Stock and Mr. Curtis paid all advances owed to the Company.

     Mr. Curtis has pledged 150,000 shares of Common Stock to Morrison Molded Fiberglass Company to secure trade indebtedness which may be owed from time to time by the Company to Morrison Molded Fiberglass Company. Mr. Curtis did not receive any payment from the Company for this transaction.

     R & B Enterprises, an affiliate of Lincoln E. Whitaker who is a director of the Company, is an independent sales representative of the Company. As a sales representative, R & B Enterprises purchases products from the Company for resale and sells products as an agent for the Company on a commission basis on the same terms as other domestic sales representatives. During 1996 and 1995, R & B Enterprises purchased $253,034 and $69,407, respectively, of products from the Company and earned $32,343 and $15,911, respectively, in sales commissions.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual compensation of Mr. Curtis, the Company's Chief Executive Officer, during the last three fiscal years. During these periods, no other executive officer of the Company received total salary and bonus compensation in excess of $100,000. Except as shown in the table, the Company did not grant any restricted stock awards, stock options or stock appreciation rights or make any long-term incentive plan payouts to Mr. Curtis during the fiscal years indicated, nor did he receive any other benefits valued in excess of 10 percent of his annual salary.

                           SUMMARY COMPENSATION TABLE
                               Annual Compensation       Long-Term Compensation
--------------------------------------------------------------------------------
  Name and Principal Position    Fiscal Year  Salary *1   Securities Underlying
                                                                 Options *2
--------------------------------------------------------------------------------
Harold  Curtis
Chairman  and  CEO...............  1996       $120,000                0
                                   1995       $120,000             19,200
                                   1994       $120,000                0
-----------------------------

     *1 Includes compensation deferred by Mr. Curtis and contributed by the Company to a retirement savings plan maintained by the Company for its employees.

     *2 Mr. Curtis was granted options to purchase 19,200 shares at a price of $6.25 per share under the Company's 1993 Stock Option Plan. The grant represents 21 percent of the options granted under the Plan during fiscal 1995. The options expire on March 1, 2005 and vest 20 percent per year but are not exercisable until five years after the date of grant or upon termination of employment. Mr. Curtis has not exercised any options granted to him by the Company. At November 30, 1996, the unexercisable options held by Mr. Curtis had a value of $120,000.

Stock Option Plan
-----------------

     The Company adopted the Tower Tech, Inc. 1993 Stock Option Plan (the "Plan") and the stockholders approved the Plan in August 1993. Under the Plan, up to 500,000 shares of Common Stock may be issued pursuant to the exercise of options. The Plan is administered by a committee consisting of at least two members of the Board of Directors who are not employees of the Company. In awarding options under the Plan, the committee considers various factors, such as the past and expected future performance of an employee and the extent to which an employee has been compensated for his or her performance. The committee has not established any fixed formula for awarding options under the Plan. Options under the Plan can be in the form of incentive stock options or nonqualified stock options. The exercise price for options issued under the Plan may be more or less than fair market value of the Common Stock at the time that an option is granted. The exercise price for incentive stock options must be at least equal to the fair market value of the Common Stock at the time options are granted. At November 30, 1996, options for an aggregate of 210,880 shares were outstanding under the Plan at an exercise price of $6.28 per share. Options for an aggregate of 7,031 shares were exercised by employees during 1996, all at a price of $6.25 per share.

                            RATIFICATION OF AUDITORS

     The Board of Directors has appointed the independent public accounting firm of Coopers & Lybrand L.L.P. as the Company's auditors for 1997. Stockholders are being asked to ratify this action, and proxies solicited on behalf of the Board of Directors will be voted for ratification Coopers & Lybrand L.L.P. of as the Company's auditors unless otherwise specified.

     A representative of Coopers & Lybrand L.L.P. is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement, if he desires to do so, and to answer appropriate questions. Coopers & Lybrand L.L.P. served as the Company's auditors for 1996. Prior to the appointment of Coopers & Lybrand L.L.P. as the Compan's auditors, Price Waterhouse LLP served as the Company's auditors for 1993 through 1995.

     Effective July 1, 1996, Price Waterhouse LLP sold its Oklahoma City practice to Coopers & Lybrand LLP, and as a result had to resign as the independent accountants of the Company. The reports of Price Waterhouse LLP on the Company's financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through July 1, 1996, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused it to make reference thereto in its report on the financial statements for such years. During the two most recent fiscal years and through July 1, 1996, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The Company engaged Coopers & Lybrand L.L.P. as its new independent accountants effective as of July 1, 1996. During the two most recent fiscal years and through July 1, 1996, the Company has not consulted with Coopers & Lybrand L.L.P. regarding either (1) the application of accounting principles to a particular transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Compan's financial statements, and either a written report was provided to the Company or oral advice was provided that Coopers & Lybrand L.L.P. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                OTHER INFORMATION

Cost of Proxy Solicitation

     The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph. All such solicitations will be made by officers or other employees of the Company who will not receive extra compensation therefor.

Additional Matters

     While the notice for the meeting calls for the transaction of any other business as may be properly presented, management is not aware of any business to be submitted at the meeting which is not described in this Proxy Statement. If any other business is properly presented, the persons named in the proxy will act according to their best judgment on behalf of the stockholders they represent.

Stockholders' Proposals

     If a stockholder wishes to present a proposal at the next Annual Meeting of Stockholders, such proposal must be received by the Company at its office in Chickasha, Oklahoma prior to December 9, 1997.



   YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                                      PROXY


                                TOWER TECH, INC.
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1997


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Harold Curtis and Charles D. Whitsitt, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Tower Tech, Inc. held of record by the undersigned on April 7, 1997, at the Annual Meeting of Stockholders to be held on May 20, 1997 or any adjournment thereof.


                  Election of Directors.

      ----- For all nominees listed below (except as marked to the contrary below).

      -----     Withhold authority to vote for all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                                  Harold Curtis
                               Lincoln E. Whitaker
                                Randal K. Oberlag
                                  Leon A. Poag


     Ratification of the Appointment of Coopers & Lybrand L.L.P. as the Company's Independent Auditors for 1997.

                   -----  For         -----  Against        -----  Abstain


     In their discretion, the proxies are authorized to vote upon uch other business as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE AND FOR EACH OF THE OTHER PROPOSALS PRESENTED. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREOF.

         The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

         Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


         Dated this ____ day of _____________________, 1997.



                                ------------------------------------
                                Signature


                                ------------------------------------
                                Signature